Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement No. 333-69358 on Form S-8 of our report dated June 12, 2024, appearing in this Annual Report on Form 11-K of the CoreCivic 401(k) Plan for the year ended December 31, 2023.

/s/ Hancock Askew & Co., LLP

Peachtree Corners, Georgia

June 24, 2025